UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2019
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

DE		001-35700	45-4502447
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
500 West Texas
Suite 1200
Midland,	TX		79701
(Address of principal executive offices)			(Zip code)
(432) 221-7400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FANG	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

 Item 1.01.    Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 20, 2019, Diamondback Energy, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Diamondback O&G LLC (“O&G”) and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), providing for the issuance and sale of $1,000,000,000 aggregate principal amount of the Company’s 2.875% Notes due 2024 (the “2024 Notes”), $800,000,000 aggregate principal amount of the Company’s 3.250% Notes due 2026 (the “2026 Notes”) and $1,200,000,000 aggregate principal amount of the Company’s 3.500% Notes due 2029 (the “2029 Notes” and together with the 2024 Notes and the 2026 Notes, the “New Notes”). The New Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to a registration statement on Form S-3 (No. 333-234764) which was filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on November 18, 2019. The terms of the New Notes are further described in the Company’s prospectus supplement dated November 20, 2019, as filed with the SEC under Rule 424(b)(2) of the Act (the “Prospectus”). The closing of the sale of the New Notes is expected to occur on December 5, 2019, subject to customary closing conditions.

The New Notes will be the Company’s general unsecured senior obligations and will rank equally in right of payment with all of its existing and future senior indebtedness, including the Company’s outstanding senior notes and its guarantee of the obligations of O&G, its wholly-owned subsidiary, under the revolving the credit facility with Wells Fargo Bank, National Association, as administrative agent and the lenders party thereto (as amended, supplemented or otherwise modified to the date thereof, the “revolving credit facility”), and senior in right of payment to all of the Company’s future indebtedness that is subordinated in right of payment to the New Notes. The obligations under the New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by O&G.

The net proceeds from the sale of the New Notes, after deducting the underwriting discounts and estimated offering expenses, are expected to be approximately $2.97 billion. The Company intends to use the net proceeds from the sale of the New Notes (i) to repay a portion of the outstanding borrowings under the revolving credit facility, (ii) to redeem all of its outstanding $1.25 billion aggregate principal amount of the 4.750% senior notes due 2024 (the “Existing 2024 Notes”) at an aggregate purchase price, including redemption premium and accrued and unpaid interest, of approximately $1.3 billion and (iii) for general corporate purposes. The offering of the New Notes is not conditioned upon the consummation of the redemption.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the respective Underwriters against certain liabilities arising out of or in connection with sale of the New Notes and for customary contribution provisions in respect of those liabilities.

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus, some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and/or their affiliates serve various roles under the revolving credit facility.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01.    Other Events.

Press Release
On November 20, 2019, the Company issued a press release announcing the pricing of the offering of the New Notes. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Conditional Redemption of Existing 2024 Notes

Additionally, on November 20, 2019, the Company issued a notice of conditional redemption (the “Conditional Redemption Notice”) to the holders of the Existing 2024 Notes, pursuant to the Indenture, dated as of October 28, 2016, by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as amended and supplemented (the “Indenture”). Pursuant to the Conditional Redemption Notice, the Company has elected, subject to the condition described below, to redeem (the “Redemption”) any and all Existing 2024 Notes that remain outstanding on December 20, 2019 (the “Redemption Date”). The redemption price for the Existing 2024 Notes, as set forth in the Indenture, is equal to 103.563% of the principal amount of such Existing 2024 Notes redeemed, plus accrued and unpaid interest thereon to the Redemption Date. The Redemption will be conditioned upon the Company’s successful consummation of an offering of not less than $3 billion in aggregate principal amount of senior notes, and the Company receiving net proceeds therefrom in an amount sufficient to fund the Redemption, all other debt redemptions and repayments contemplated by the Company in connection with such offering, and related fees and expenses. This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture.

Investment Grade Changeover Date under the Revolving Credit Facility

Also on November 20, 2019, the Company caused O&G to deliver a notice as borrower under the revolving credit facility to trigger the “Investment Grade Changeover Date.” On such date, certain terms of the revolving credit facility changed. After giving effect to the Investment Grade Changeover Date:

•	availability under the revolving credit facility is based solely on the commitments of the lenders, which are currently $2.5 billion in the aggregate, and is no longer limited by the borrowing base;

•
outstanding borrowings under the revolving credit facility bear interest at a per annum rate elected by the Company that is equal to an alternate base rate or LIBOR, in each case plus the applicable margin. The applicable margin ranges from 0.125% to 1.00% per annum in the case of the alternate base rate, and the applicable margin ranges from 1.125% to 2.00% per annum in the case of LIBOR. The applicable margin depends on the “Pricing Level” (as defined in the revolving credit facility), which Pricing Level depends on the rating agencies’ ratings of the Company’s unsecured debt;

•	the revolving credit facility is unsecured, and all liens securing the revolving credit facility have been released;

•
the Company is no longer required to cause any of its subsidiaries to guarantee the revolving credit facility and, in certain circumstances, it may cause guarantees made by existing subsidiary guarantors to be released;

•
the prior financial covenants have been replaced by a financial covenant that requires the Company to maintain a Total Net Debt to Capitalization Ratio (as defined in the revolving credit facility) of no more than 65%;

•
the revolving credit facility no longer restricts incurrences of debt by obligors under the revolving credit facility, and it now allows non-obligors to incur debt in a principal amount outstanding at the time of incurrence thereof not to exceed 15% of consolidated net tangible assets (as defined in the revolving credit facility) (“CNTA”);

•
the revolving credit facility now allows the Company and its restricted subsidiaries to create liens securing debt if the aggregate amount of debt secured by such liens does not exceed 15% of CNTA; and

•
many of the negative covenants in the revolving credit facility are no longer in effect, including the covenants that formerly limited (i) equity repurchases, dividends and other restricted payments, (ii) redemptions of certain other debt, (iii) making investments, (iv) dispositions of property, (v) transactions with affiliates, and (vi) entering into swap agreements.

The foregoing description of the terms of the revolving credit facility is not complete and is qualified in its entirety by reference to the full text of the revolving credit facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated November 20, 2019, among Diamondback Energy, Inc., Diamondback O&G LLC and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

10.1
Eleventh Amendment to Second Amended and Restated Credit Agreement, dated as of June 28, 2019, between Diamondback Energy, Inc., as parent guarantor, Diamondback O&G LLC, as borrower, certain other subsidiaries of Diamondback Energy, Inc. as guarantors, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to the Form 8-K, File No. 001-35700, filed by the Company with the SEC on July 3, 2019).

99.1	Press Release dated November 20, 2019 entitled “Diamondback Energy Prices Offering of Senior Notes.”
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	November 22, 2019
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President and Chief Accounting Officer